Exhibit 3.4

AMENDED AND RESTATED BY-LAWS

OF

CALIFORNIA MICRO DEVICES CORPORATION

(a Delaware corporation)

CALIFORNIA MICRO DEVICES CORPORATION

BY-LAWS

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5.2	Appointment of Officers	12
5.3	Subordinate Officers	12
5.4	Removal and Resignation of Officers	13
5.5	Vacancies in Offices	13
5.6	Compensation	13
5.7	The Chairman of the Board and Lead Director	13
5.8	The Chief Executive Officer	14
5.9	The Vice President	14
5.10	The Secretary	14
5.11	The Assistant Secretary	14
5.12	The Chief Financial Officer	14
5.13	Representation of Shares of Other Corporations	15

Article VI Indemnification of Directors, Officers, Employees and Other Agents		15
6.1	Indemnification of Directors And Officers	15
6.2	Indemnification of Others	15
6.3	Payment Of Expenses In Advance	15
6.4	Indemnity Not Exclusive	16
6.5	Insurance	16
6.6	Conflicts	16

Article VII Stock Certificates		16
7.1	Certificates for Stock	16
7.2	Signatures on Certificates	17
7.3	Transfer of Stock	17
7.4	Registered Stockholders	17
7.5	Lost, Stolen or Destroyed Certificates	17

Article VIII Notices		17
8.1	Notice	17
8.2	Waiver	18

Article IX General Provisions		18
9.1	Dividends	18
9.2	Dividend Reserve	18
9.3	Checks	18
9.4	Corporate Seal	18
9.5	Execution of Corporate Contracts and Instruments	18
9.6	Books and Records	18

Article X Amendments		19

CALIFORNIA MICRO DEVICES CORPORATION

BY-LAWS

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BY-LAWS

OF

CALIFORNIA MICRO DEVICES CORPORATION

(a Delaware corporation)

Article I Offices

1.1 Principal Office. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware.

1.2 Additional Offices. The Board of Directors (the “Board”) may at any time establish branch or subordinate offices at any place or places.

Article II Meeting of Stockholders

2.1 Place of Meeting. Meetings of stockholders may be held at such place, either within or without Delaware, as determined by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Delaware law. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.2 Annual Meeting. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect directors and transact such other business as may properly be brought before the meetings.

2.3 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation, by the Board. Upon request in writing that a special meeting of stockholders be called, directed to the Chairman of the Board, the Lead Director, or the Chief Executive Officer, the person forthwith shall cause notice to be given to the stockholders entitled

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to vote that a meeting will be held at a time requested by the person or persons calling the meeting, such time not to be less than ten (10), nor more than sixty (60), days after receipt of the request. Such notice shall state the purpose or purposes of the proposed meeting.

2.4 Notice of Meetings. Written notice of stockholders’ meetings, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10), nor more than sixty (60), days prior to the meeting. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such officer, or in the case of his or her neglect or refusal, by any director. Such notice of any meeting of stockholders shall specify the place, the day and the hour of meeting, and (a) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (b) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the stockholders. At any meetings where directors are to be elected, notice shall include the names of the nominees, if any, intended at date of Notice to be presented by management for election.

Such notices or any reports shall be given personally or by mail or other means of written communication as provided in section 222 of the Delaware General Corporation Law and shall be sent to the Stockholder’s address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, and in the absence thereof, as provided in section 222 of the Delaware General Corporation Law. If a stockholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal executive office of the company, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office. Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.5 Business Matters at Meetings

(a) Business Brought Before Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice

(b) Business Brought Before Annual Stockholder Meetings. To be properly brought before an annual stockholder meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the meeting by or at the direction of the Board; or (iii) otherwise properly brought before the meeting by a stockholder of record.

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In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary of the Corporation, no less than one hundred twenty (120) calendar days before the one-year anniversary of the date that the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

A stockholder notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting; (ii) the name and record address of the stockholder proposing such business; (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder together with “Derivative and Short Information” as defined in Section 2.5 (d) below; (iv) any material interest of the stockholder in such business; and (v) any such other information concerning the person(s) making such proposal and the proposal itself as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal. Such description and information shall be updated by such stockholder through the time of the annual meeting to reflect any material change, including without limitation any material change in the number of shares beneficially owned or Derivative and Short Information.

The chairman of the meeting of the stockholders may refuse to acknowledge any stockholder proposal not made in compliance with the procedure set forth in this Section 2.5.

(c) Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at an annual meeting of the stockholders. Nominations of persons for election to the Board at the annual meeting, by or at the direction of the Board, may be made by the nominating committee of the Board or any person appointed by the Board; nominations may also be made by any stockholder of record of this corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.5.

Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of this corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of this corporation addressed to the attention of the Secretary of the Corporation no less than 120 calendar days before the one-year anniversary of the date that the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person over at least the last five years, (C) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person together with

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“Derivative and Short Information” as defined in Section 2.5(d) below, (D) a statement as to the person’s citizenship, (E) a description of all arrangements or understandings between the person and the nominating stockholder pursuant to which such nomination is being made, (F) the consent of such person to serve as a director of the Corporation if so elected, and (G) any such other information concerning the person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (ii) as to the stockholder giving the notice, (A) the name and record address of the stockholder, and (B) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the Stockholder. Such description and information shall be updated by such stockholder through the time of the annual meeting to reflect any material change, including without limitation any material change in the number of shares beneficially owned or Derivative and Short Information.

The Corporation may require any stockholder-proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(d) Derivative and Short Information. “Derivative and Short Information” shall mean a description of any agreement, arrangement or understanding (including without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or provide direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, or increase or decrease the voting power of the stockholder or any of its affiliates or associates with respect to shares of stock of the Company. Thus, for example, Derivative and Short Information, includes without limitation, any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise directly or indirectly owned beneficially by such stockholder or any of its affiliates or associates.

2.6 List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that

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such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.7 Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the Lead Director, or in his or her absence, the Chief Executive Officer of the Corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the stocks entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.8 Quorum and Adjournments. Except where otherwise provided by law or in the Amended and Restated Certificate of Incorporation or these By-laws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The chairman of the meeting or a majority of the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

2.9 Voting Rights. Except as may be provided in the Amended and Restated Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder as there is no right to cumulate votes in the election of directors.

In the election of directors, no stockholder shall be entitled to vote in favor of any candidate unless such candidate’s names have been placed in nomination prior to the voting. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. Votes against a director and votes withheld shall have no legal effect.

Voting may be by voice or ballot, provided that any election of directors must be by ballot upon the demand of any stockholder made at the meeting and before the voting begins.

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2.10 Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Amended and Restated Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.11 Record Date for Stockholder Notice and Voting.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty or fewer than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more that 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its principal executive office. If no record date has been fixed by the Board and prior action by the Board of Director is required by applicable law, the Amended and Restated Certificate of Incorporation, or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board may fix a record date. Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.

2.12 Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the stockholder or

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the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the maker of the proxy, or by that person’s attendance and vote at the meeting; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy, unless otherwise provided in the proxy.

2.13 Inspectors of Election. Before any meeting of stockholders, the Board may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy or to act in place of such inspector.

2.14 No Action Without Meeting by Written Consent. The stockholders shall not be entitled to act by written consent; all actions of stockholders are required to be taken at an annual or special meeting.

Article III Directors

3.1 Number; Qualifications; Election. So long as there are either no stockholders or only one stockholder, the authorized number of directors shall be one (1). Thereafter, the authorized number of directors shall be no fewer than five (5) and no more than nine (9). Within this range, the authorized number of directors shall initially be six (6), such number to be changed within such range from time to time by resolution of the Board.

Directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 3.2 hereof, and each director so elected shall hold office until the expiration of the term for which elected, or until his successor is elected and qualified, or until his earlier resignation or removal. All elections of directors shall be by written ballot, unless otherwise provided in the Amended and Restated Certificate of Incorporation; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

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Directors need not be stockholders of the Corporation.

3.2 Resignation and Vacancies. A vacancy or vacancies in the Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased. Vacancies created in the case of death, resignation, or removal of any director may be filled by (a) the Chairman of the Board, if there is one, (b) the Lead Director, if there is one, and the Chairman of the Board is the Chief Executive Officer and is unable or otherwise fails to fill the vacancy within sixty (60) days, or (c) the Chief Executive Officer, if there is one, and the Chairman of the Board is an independent director and is unable or otherwise fails to fill the vacancy within sixty days, subject in all three cases to the concurrence of the Nominating and Corporate Governance Committee, or (d) in the event that the vacancy is not filled within ninety (90) days, a majority of the remaining directors, though less than a quorum, or a sole remaining director, unless otherwise provided in the Amended and Restated Certificate of Incorporation, Any such vacancy-filling is for the remainder of the unexpired term. Vacancies created by an increase in the authorized number of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, unless otherwise provided in the Amended and Restated Certificate of Incorporation. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board shall have power to elect a successor to take office when the resignation is to become effective. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, the Corporation’s Amended Restated Certificate of Incorporation or these By-laws, may exercise the powers of the full Board until the vacancy is filled.

3.3 Removal of Directors. Unless otherwise restricted by statute, or by the Amended and Restated Certificate of Incorporation or these By-laws, any director or the entire Board may be removed, with or without cause, by the holders of at least a majority of the shares entitled to vote at an election of directors.

3.4 Powers. Subject to the provisions of the Delaware General Corporation Law and the Corporation’s Amended and Restated Certificate of Incorporation, the business of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by statute or by the Amended and Restated Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Without prejudice to these general powers, the directors shall have the power to:

(a) Select and remove all officers, agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Amended and Restated Certificate of Incorporation, and with these By-laws and fix their compensation;

(b) Confer upon any office the power to appoint, remove and suspend subordinate officers, employees and agents;

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(c) Change the principal executive office or the principal business office in the State of California, or any other state, from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or country, and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any stockholders meeting, or meetings, including annual meetings;

(d) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

(e) Authorize the issuance of shares of stock of the Corporation on any lawful terms;

(f) Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation and other evidences of debt and securities;

(g) Declare dividends from time to time in accordance with law;

(h) Adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(i) Adopt from time to time policies not inconsistent with these By-laws for the management of the Corporation’s business and affairs.

3.5 Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

3.6 Annual Organization Meeting. The annual organization meeting of the Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present. The annual organization meeting shall be for the purposes of organization, for an election of officers, and for the transaction of other business.

3.7 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board. Notice shall be given to any director absent from the meeting at which the regular meeting was scheduled in the same manner as for a special meeting in H. below; provided, however, that sending minutes in the specified timeframes showing the scheduled meeting shall constitute due notice as well.

3.8 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Lead Director, or the Chief Executive Officer and shall be called by the Chairman of the Board, the Lead Director, the Chief Executive Officer, or the Secretary upon the written request of a majority of the Board Notice shall be given to each Director in any one of the following manners:

(a) if delivered in person or by telephone, such notice shall be delivered at least forty-eight (48) hours prior to the time the meeting is to be held. Such notice may be communicated either to the director or to a person at the home or business of the director when the person delivering the notice has reason to believe such person will promptly communicate it to the director. Such notice shall be considered delivered when the person noticing the meeting believes in good faith that the notified person has heard and acknowledged the notice;

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(b) if delivered by telegram, such notice shall be delivered to a common carrier, charges prepaid, for transmission to the director at least forty-eight (48) hours prior to the time the meeting is to be held. Delivery to a common carrier shall be due and legal notice to such director;

(c) if delivered by overnight courier service, including without limitation such services as Express Mail and Federal Express, such notice shall be delivered to such courier service, charges prepaid, for delivery to the director no later than one day prior to the day upon which the meeting is to be held. Delivery to a courier service shall be due and legal notice to such director;

(d) if delivered by facsimile transmission, such notice shall be either delivered to a common carrier, charges prepaid, for transmission to the director or transmitted by or under the direction of the person giving notice to the director at least forty-eight (48) hours prior to the time the meeting is to be held. Delivery to a common carrier or transmission of a facsimile shall be due and legal notice to such director;

(e) if delivered by first-class mail, such notice shall be deposited in the United States mail, postage prepaid, at least four (4) days prior to the date of the meeting to be held. Deposit in the U.S. mail shall be due and legal notice to such director.

(f) if delivered by electronic mail (e-mail) transmission, such notice shall be transmitted by or under the direction of the person giving notice to the directors at least forty-eight (48) hours prior to the time the meeting is to be held. Transmission of an e-mail shall be legal notice to such director.

The notice need not specify the business to be conducted or the place of the meeting if the meeting is to be held at the principal office of the Corporation.

3.9 Quorum and Adjournments. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise be specifically provided by law or by the Amended and Restated Certificate of Incorporation. A meeting at which a quorum is initially present may not continue to transact business once such quorum ceases to be present; thus, even if the remaining directors approve an action with a majority of the required quorum for that meeting, such action is invalid. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than twenty-four (24) hours such notice shall be given prior to the adjourned meeting to the directors who were not present at the time of the adjournment.

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3.10 Action Without Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.11 Telephone Meetings. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these By-laws, any member of the Board or of any committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.12 Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or provides a waiver by electronic transmission or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals or any waiver by electronic transmission shall be filed with the corporate records or made a part of the minutes of the meeting.

3.13 Fees and Compensation of Directors. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided, that, no person who concurrently serves as a member of the Board and also serves as an officer of the Corporation shall receive additional compensation from the Corporation, other than the reimbursement of expenses, for service on the Board. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Article IV Committees of Directors

4.1 Selection. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

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4.2 Power. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Amended and Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending the By-laws of the Corporation; and, unless the resolution or the Amended and Restated Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

4.3 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Article V Officers

5.1 Officers Designated. The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, a Secretary, and a Chief Financial Officer. The Board may also choose a Chairman of the Board, one or more Vice Presidents, and one or more assistant Secretaries. Any number of offices may be held by the same person, unless the Amended and Restated Certificate of Incorporation or these By-laws otherwise provide.

5.2 Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 hereof, shall be appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3 Subordinate Officers. The Board or any duly authorized committee may appoint, and may empower the Chief Executive Officer to appoint, such other officers and agents as the

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business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-laws or as the Board or duly authorized committee may from time to time determine.

5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board or authorized committee, at any regular or special meeting of the Board or such committee, or, except in case of an officer chosen by the Board or authorized committee, by any officer upon whom such power of removal may be conferred by the Board or authorized committee.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-laws for regular appointment to that office.

5.6 Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

5.7 The Chairman of the Board and Lead Director. If the Board appoints a Chairman of the Board, such Chairman shall, when present, preside at all meetings of the stockholders and the Board. The Chairman shall perform such duties and possess such powers as are customarily vested in the office of the Chairman of the Board or as may be vested in the Chairman by the Board.

In the event that the Board does not elect a Chairman of the Board, or the Chairman of the Board is a Company employee rather than an independent director, the Board shall elect an independent director to serve as Lead Director. The Lead Director shall (i) preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (ii) respond directly to stockholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with such consultation with the Chairman of the Board or other directors as the Lead Director may deem appropriate; (iii) review and advise the Chairman as to the frequency, length, and scheduling of Board meetings, Board meeting agendas, and the quality, quantity, and timeliness of information provided to the Board by management; (iv) ensure personal availability for consultation and communication with independent directors and with the Chairman, as appropriate; and (v) coordinate and call special meetings of the independent directors, as the Lead Director may deem to be appropriate. and (vi) perform such other duties as may be assigned from time to time by the Board.

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5.8 The Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board or the Lead Director, the Chief Executive Officer shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board and Lead Director, or if there be none, at all meetings of the Board. The Chief Executive Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

5.9 The Vice President. The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the Chief Executive Officer, or in the event of his or her disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the Chief Executive Officer, the Chairman of the Board or Lead Director or these By-laws.

5.10 The Secretary. The Secretary shall attend all meetings of the Board and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Lead Director, or the Chief Executive Officer, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a stock register, or a duplicate stock register, showing the names of all stockholders and their addresses, the number of shares and classes of stock held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

5.11 The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

5.12 The Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and

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disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

5.13 Representation of Shares of Other Corporations. The Chairman of the Board, the Lead Director, the Chief Executive Officer, the Chief Financial Officer or the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board or the Chief Executive Officer, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Article VI Indemnification of Directors, Officers, Employees and Other Agents

6.1 Indemnification of Directors And Officers. The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who, while serving as a director of officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.2 Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3 Payment Of Expenses In Advance. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 hereof, or for which

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indemnification is permitted pursuant to Section 6.2 hereof, following authorization thereof by the Board, shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount, if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

6.4 Indemnity Not Exclusive. The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Amended and Restated Certificate of Incorporation.

6.5 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

6.6 Conflicts. No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a) That it would be inconsistent with a provision of the Amended and Restated Certificate of Incorporation, these By-laws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Article VII Stock Certificates

7.1 Certificates for Stock. The stock of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by, or be in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

Within a reasonable time after the issuance or transfer of uncertified stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

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7.2 Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.3 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated stock, such uncertificated stock shall be canceled, and issuance of new equivalent uncertificated stock or certificated stock shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.

7.4 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a percent registered on its books as the owner of stock, and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.5 Lost, Stolen or Destroyed Certificates. The Board may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Article VIII Notices

8.1 Notice. Whenever, under the provisions of the statutes or of the Amended and Restated Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telephone or electronic transmission.

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8.2 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Amended and Restated Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article IX General Provisions

9.1 Dividends. Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the General Corporation Laws of Delaware or the provisions of the Amended and Restated Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Amended and Restated Certificate of Incorporation.

9.2 Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

9.4 Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

9.5 Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these By-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or for any amount.

9.6 Books and Records. The Corporation shall keep at its principal executive office the original or a copy of these by-laws as amended to date, which by-laws shall be open to inspection by the stockholders at all reasonable times during office hours. The secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of these by-laws as amended to date.

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Article X Amendments

In addition to the right of the stockholders of the Corporation to make, alter, amend, change, add to or repeal the By-laws of the Corporation, the Board is expressly authorized to adopt, amend or repeal the By-laws of the Corporation by vote of at least a majority of the members of the Board.

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CERTIFICATE OF SECRETARY

I, the undersigned, hereby certify:

1. That I am the duly elected, acting and qualified Secretary of California Micro Devices Corporation, a Delaware corporation; and

2. That the foregoing By-laws, comprising twenty-one (21) pages (excluding this Certificate), constitute the By-laws of such corporation as amended on September 17, 2009, by the Board of Directors at a special meeting.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 17th day of September, 2009.

/s/ Stephen M. Wurzburg
Stephen M. Wurzburg
Secretary